Exhibit 10.23(b)
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
          This Amendment no. 2 to Employment Agreement (this “Amendment”) is entered into as of December 21, 2010, between JetBlue Airways Corporation, a Delaware corporation (the “Company”) and Dave Barger (“Executive”).
          WHEREAS, Executive became the Chief Executive Officer of the Company on May 10, 2007.
          WHEREAS, on February 11, 2008, Executive and the Company entered into an Employment Agreement and Executive and the Company amended such Agreement as of July 8, 2009 (as amended, the “Employment Agreement”). (Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Employment Agreement.)
          WHEREAS, in the Employment Agreement, the Term of Executive’s employment is defined as the period ending on February 13, 2013 (if not earlier terminated by the parties).
          WHEREAS, at the request and direction of the Board of Directors of the Company, the parties now desire to enter into this Amendment to extend the Employment Term through February 11, 2015.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree that the Employment Agreement is hereby amended as follows:
1.	The “Term of Employment” described in Section 2 of the Employment Agreement is hereby amended to be that period beginning on the Effective Date of the Employment Agreement and ending on February 11, 2015, unless sooner terminated in accordance with the terms of the Employment Agreement.
Except as specifically amended above, all other provisions of the Employment Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

JetBlue Airways Corporation
By:	/s/ James G. Hnat
	Name:	James G. Hnat
	Title:	Executive Vice President and General Counsel

ACCEPTED AND AGREED TO:
/s/ Dave Barger
Dave Barger